UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 31, 2005

Commission File No. 001-31463

DICK’S SPORTING GOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	16-1241537
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

300 Industry Drive, RIDC Park West,	15275
Pittsburgh, Pennsylvania	(Zip Code)
(Address of principal executive offices)

(724) 273-3400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 31, 2005 Dick’s Sporting Goods, Inc. issued a press release announcing it had completed the review of its accounting for leases and tenant or construction allowances and certain other information that is furnished as Exhibit 99.1 hereto.

The press release also refers to the Company’s intention to restate the previously issued consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2004 and all years presented therein, and the Form 10-Q’s filed for the first three quarters of fiscal 2004.

This information furnished pursuant to this Item 2.02 of the Form 8-K and the exhibit hereto is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended. The information contained in this Item 2.02 and the exhibit hereto shall not be incorporated by reference into any filing of the Company with the Securities and Exchange Commission (“SEC”), whether made before or after the date hereof, regardless of any general incorporation language in such filings.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those discussed herein. These risks and uncertainties are detailed from time to time by the Company in its filings with the SEC. Investors are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

Exhibit 99.1 Press release dated March 31, 2005 by Dick’s Sporting Goods, Inc. furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.
Date: March 31, 2005	By: /S/ MICHAEL F. HINES Name: Michael F. Hines Title: EVP - Chief Financial Officer